Exhibit 10.3

FIRST BANK SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the 25th day of April 2006, by and among Laurus Master Fund, Ltd., a Cayman Islands company (the “Senior Lender”), First Bank, a Missouri banking corporation (the “Subordinated Lender”), and Accentia Biopharmaceuticals, Inc., a Florida corporation (“Accentia,” and together with the Senior Lender and the Subordinated Lender, collectively, the “Parties”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in that certain Consent referred to below.

BACKGROUND

WHEREAS, pursuant to that certain Consent entered into by and among the Senior Lender, Accentia and others (as amended, modified or supplemented from time to time, the “Consent”), it is a condition to the Senior Lender consenting to the Accentia Loan that the Senior Lender and the Subordinated Lender enter into this Agreement;

WHEREAS, pursuant to the documents evidencing the Accentia Loan (the “Junior Loan Documents”), the Subordinated Lender has agreed to make available a subordinated loan facility on the terms thereof; and

WHEREAS, it has been agreed that the facilities evidenced by the Accentia Funding Documents and the Junior Loan Documents should rank in accordance with the priorities established by this Agreement.

NOW, THEREFORE, the Parties agree as follows:

TERMS

1. All obligations of Accentia or any of its Subsidiaries to the Senior Lender under the Accentia Funding Documents are referred to as “Senior Liabilities.” The obligations of Accentia under the Junior Loan Documents are referred to as “Junior Liabilities.” The Subordinated Lender hereby represents and confirms that it has no other obligations owing from Accentia other than the Junior Liabilities.

“Subsidiary” means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

Subordination Agreement

2. Except as expressly otherwise provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of the Senior Liabilities. Furthermore, no payments or other distributions in respect of the Junior Liabilities shall be made (whether at stated maturity, by acceleration or otherwise) nor shall any property or assets of Accentia or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Liabilities prior to the termination of this agreement, unless otherwise agreed to in writing by the Senior Lender. Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, Accentia may repay in full the Junior Liabilities, so long as (i) no Event of Default (as defined in the Secured Promissory Note, dated as of March 31, 2006 and issued by Biovest to the Senior Lender (the “Note”)) has occurred and is continuing at the time of any such payment and (ii) the source of funds of such repayment shall be derived solely from the proceeds paid by Biovest to Accentia in respect of the Biovest Redemption. Laurus hereby confirms to the Subordinated Lender that, upon giving effect to the Consent, it has no knowledge as of the date hereof that any Event of Default has occurred or is continuing under the Note.

3. The Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of Accentia and/or any of its Subsidiaries, to the security interests granted by Accentia and/or any of its Subsidiaries to the Senior Lender in respect of the Senior Liabilities.

4. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to Accentia and/or any of its Subsidiaries or to its creditors, as such, or to its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Accentia and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of Accentia and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be paid in full before the Subordinated Lender shall be entitled to receive and to retain any payment or distribution in respect of any Junior Liabilities.

5. The Subordinated Lender will mark his books and records so as to clearly indicate that the Junior Liabilities are subordinated in accordance with the terms of this Agreement. The Subordinated Lender will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time request to carry out the intent of this Agreement.

6. The Subordinated Lender hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

7. The Subordinated Lender will not during the term of this Agreement without the prior written consent of the Senior Lender: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability other than with respect to payments otherwise permitted pursuant to Section 2 hereof; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Accentia and/or any of its Subsidiaries.

Subordination Agreement

8. The Senior Lender may, from time to time, at its sole discretion and without notice to the Subordinated Lender, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

9. The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to the Subordinated Lender, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

10. The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Subordinated Lender, or any noncompliance of the Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of the Subordinated Lender under this Agreement.

11. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of the Subordinated Lender or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinated Lender under this Agreement.

Subordination Agreement

10. This Agreement and all rights and obligations of the Parties hereunder shall terminate upon the indefeasible repayment in full of Accentia’s obligations under the Accentia Funding Documents, or the indefeasible repayment in full of Accentia’s obligations under the Junior Loan Documents to the extent that such repayment was otherwise permitted pursuant to Section 2 herein.

11. This Agreement shall be binding upon the Subordinated Lender and upon the heirs, legal representatives, successors and assigns of the Subordinated Lender and the successors and assigns of the Subordinated Lender.

12. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Signature page follows]

Subordination Agreement

IN WITNESS WHEREOF, this Agreement has been made and delivered this 25th day of April 2006.

FIRST BANK

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

Acknowledged and Agreed to by:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty
Title:	Secretary Treasurer

Subordination Agreement